Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS THIRD QUARTER FISCAL YEAR 2021 RESULTS

●	Revenues of $803 million exceeded the high end of guidance, representing 5% sequential and 11% year over year growth
●	Wired and Wireless Group (WWG) revenue increased 14% sequentially due to strength in the Wireless markets as 5G deployments ramped in multiple regions
●	Automotive, Broadcast & Consumer (ABC) revenue increased 27% sequentially, driven by record quarters in the Automotive and Broadcast end markets
●	Aerospace & Defense, Industrial and Test, Measurement & Emulation (AIT) revenue increased 7% sequentially, driven by strong performance in the Test, Measurement and Emulation market
●	Data Center Group (DCG) revenue declined 45% sequentially, in line with expectations, compared to a record second quarter which benefited from trade-related order acceleration
●	Free cash flow of $354 million, representing 44% of revenue
●	Returned $93 million to stockholders through dividends

SAN JOSE, Calif., January 27, 2021 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive computing, today announced revenues of $803 million for the third quarter of fiscal year 2021.

GAAP net income for the quarter was $171 million, or $0.69 per diluted share. Non-GAAP net income was $194 million, or $0.78 per diluted share.

Additional third quarter of fiscal year 2021 comparisons are provided in the charts below.

Q3 Fiscal 2021 Financial Highlights
(In millions, except EPS)

	GAAP

	Q3	Q2	Q3
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$803	$767	$723	5%	11%
Gross margin	$547	$542	$483	1%	13%
Operating income	$172	$205	$159	-16%	8%
Net income	$171	$194	$162	-12%	6%
Diluted earnings per share	$0.69	$0.79	$0.64	-13%	8%

	Non-GAAP

	Q3	Q2	Q3
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$803	$767	$723	5%	11%
Gross margin	$554	$548	$492	1%	13%
Operating income	$201	$216	$174	-7%	16%
Net income	$194	$203	$171	-5%	14%
Diluted earnings per share	$0.78	$0.82	$0.68	-5%	15%

* No adjustment between GAAP and Non-GAAP

“Third quarter revenues exceeded the high end of our guidance, delivering both sequential and annual growth, demonstrating strengthening business conditions and solid execution,” said Victor Peng, Xilinx president and CEO. “Our Wired and Wireless Group performed better than expected as 5G deployments ramped more meaningfully in North America. We achieved a record quarter in Automotive, Broadcast and Consumer end markets, driven by the ongoing economic recovery, as demand for automobiles strengthened and live media events returned. In addition, as expected, our first 7nm Versal ACAP has gone into production with a leading wireless OEM. We are excited to see the Versal product portfolio begin to contribute to Xilinx’s long-term growth.”

“Our investments continue to deliver strong returns, with our Advanced Products growing 8% sequentially and representing 72% of total revenue,” said Brice Hill, Xilinx CFO. “We continue to drive our transformation to a platform company as demonstrated by our Zynq platform product revenue growing 24% sequentially, making up 27% of total revenue during the quarter. Our efficient financial model generated significant free cash flow of $354 million, or 44% of Q3 revenue.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
North America	30%	29%	28%	6%	16%
Asia Pacific	44%	48%	48%	-3%	4%
Europe	19%	18%	16%	12%	28%
Japan	7%	5%	8%	44%	2%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
A&D, Industrial and TME	45%	44%	40%	7%	25%
Automotive, Broadcast and Consumer	19%	16%	19%	27%	14%
Wired and Wireless Group	29%	26%	31%	14%	2%
Data Center Group	7%	14%	9%	-45%	-15%
Channel	0%	0%	1%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q3	Q2	Q3
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Advanced Products	72%	70%	70%	8%	15%
Core Products	28%	30%	30%	-3%	1%

Products are classified as follows:
Advanced Products: Alveo and related products, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q3	Q2	Q3
	FY2021	FY2021	FY2020

Operating Cash Flow	$360	$248	$324
Depreciation Expense (including software amortization)	$31	$30	$26
Capital Expenditures (including software)	$6	$15	$34
Free Cash Flow (1)	$354	$232	$289
Inventory Days (internal)	115	114	124
Revenue Turns (%)	34	38	39

(1)Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal Third Quarter 2021

•Advanced Products represented 72% of total revenue, an 8% increase quarter over quarter and a 15% increase year over year. Zynq platform revenue grew 24% sequentially and 29% year over year, representing 27% of the total revenue. The sequential strength was driven by improvement in the Automotive and Broadcast end markets and the ramp of 5G in the Wireless end market.
•Xilinx shipped its first production 7nm Versal ACAP parts to a leading wireless OEM, enabling the advanced signal processing performance and adaptability needed to deliver the next-generation 5G technologies like beamforming. Xilinx continues to make progress on broadening the Versal portfolio with additional Versal products in late-stage development.
•Xilinx introduced Zynq RFSoC DFE, which combines hardened digital front-end (DFE) blocks and adaptable logic to build high-performance, low-power, and cost-effective 5G NR radio solutions for a broad array of use cases, ranging across low, mid and high-band spectrum.
•Xilinx announced a collaboration with Texas Instruments to develop scalable and adaptable DFE solutions to increase energy efficiency of lower antenna count radios.
•Xilinx and Samsung announced the availability of the Samsung SmartSSD Computational Storage Drive (CSD). Powered by Xilinx’s FPGAs, the SmartSSD CSD provides the performance, customization, and scalability required by data-intensive applications.
•Xilinx announced the acquisition of Falcon Computing Solutions, Inc., a leading provider of high-level synthesis compiler optimization technology for hardware acceleration of software applications.

Commentary on AMD Transaction

As announced on October 27, 2020, Advanced Micro Devices, Inc. (AMD) intends to acquire Xilinx in an all-stock transaction valued at $35 billion. The combination enhances AMD’s leadership position in high performance computing, significantly expanding the breadth of AMD’s product portfolio and customer set across diverse growth markets where Xilinx is an established leader. Due to the pending acquisition, Xilinx will not hold an earnings conference call or provide forward-looking guidance. Also, pursuant to the terms of the Merger Agreement between the Company and AMD, Xilinx will suspend declaration and distribution of its quarterly dividend as well as its open market stock repurchase program.

Non-GAAP Financial Information

Fiscal third quarter 2021 results include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly comparable GAAP measure, as indicated in the accompanying tables. Xilinx’s (the Company) calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein, other than free cash flow, to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses, such as acquisition-related amortization and non-recurring items, as described below:

M&A related expenses: These expenses mainly consist of legal, advisory and consulting fees associated with acquisition activities, and also include fees and retention compensation related to the Company’s acquisition by AMD. The Company believes these costs do not reflect its current operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above. It also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance.

In addition, free cash flow, which is cash flow from operations adjusted to exclude additions to software, property, plant, and equipment, is used by management when assessing the Company’s sources of liquidity, capital resources, and quality of earnings. The Company believes that this non-GAAP financial measure is helpful in understanding the Company’s capital requirements and provides an additional means to evaluate the cash flow trends of the Company’s business.

Forward-Looking Statements

This release contains forward-looking statements, which can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to our proposed acquisition by AMD, the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, and opportunity for expansion into new markets. Undue reliance should not be placed on such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties, including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business); closing of the proposed transaction with AMD on anticipated timing (including the risk that the conditions to the transaction are not satisfied on a timely basis or at all or the failure of the transaction to close for any other reason) and terms (including obtaining the anticipated tax treatment, regulatory approvals, required consents or authorizations); unanticipated difficulties or expenditures relating to the transaction; the response of business partners and retention as a result of the announcement and pendency of the transaction; the diversion of management time on transaction-related matters; customer acceptance of our new products; changing global economic conditions; our dependence on certain customers; trade and export restrictions; the condition and performance of our customers and the end markets in which they participate; our ability to forecast end customer demand; a high dependence on turns business; more customer volume discounts than expected; greater product mix changes than anticipated; fluctuations in manufacturing yields; our ability to deliver product in a timely manner; our ability to successfully manage production at multiple foundries; our reliance on third parties (including distributors); variability in wafer pricing; costs and liabilities associated with current and future litigation (including litigation relating to the proposed transaction with AMD); our ability to generate cost and operating expense savings in an efficient and timely manner; our ability to realize the goals contemplated by our acquisitions and strategic investments; the impact of current and future legislative and regulatory changes; the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof; and other risk factors described in our most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission.

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	January 2, 2021	September 26, 2020	December 28, 2019	January 2, 2021	December 28, 2019
Net revenues	$803,404	$766,535	$723,499	$2,296,612	$2,406,497
Cost of revenues:
Cost of products sold	249,529	218,120	233,324	693,753	804,197
Amortization of acquisition-related intangibles	6,875	6,696	6,697	20,268	15,699
Total cost of revenues	256,404	224,816	240,021	714,021	819,896
Gross margin	547,000	541,719	483,478	1,582,591	1,586,601
Operating expenses:
Research and development	235,018	219,647	211,541	664,776	638,621
Selling, general and administrative	136,701	113,793	109,612	355,877	328,633
Amortization of acquisition-related intangibles	2,856	2,862	2,919	8,581	5,488
Total operating expenses	374,575	336,302	324,072	1,029,234	972,742
Operating income	172,425	205,417	159,406	553,357	613,859
Interest and other income (expense), net	3,709	(10,771)	6,437	(19,215)	30,378
Income before income taxes	176,134	194,646	165,843	534,142	644,237
Provision for income taxes	5,162	830	3,831	75,517	13,774
Net income	$170,972	$193,816	$162,012	$458,625	$630,463
Net income per common share:
Basic	$0.70	$0.79	$0.65	$1.88	$2.50
Diluted	$0.69	$0.79	$0.64	$1.86	$2.47
Cash dividends per common share	$0.38	$0.38	$0.37	$1.14	$1.11
Shares used in per share calculations:
Basic	245,145	244,837	250,546	243,976	252,330
Diluted	248,148	246,763	252,808	246,786	255,758

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	January 2, 2021	March 28, 2020*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,324,425	$2,267,216
Accounts receivable, net	269,605	273,028
Inventories	300,107	304,340
Other current assets	73,112	64,557
Total current assets	3,967,249	2,909,141
Net property, plant and equipment	351,513	372,574
Other assets	1,430,203	1,411,619
Total Assets	$5,748,965	$4,693,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$614,227	$586,421
Current portion of long-term debt	499,865	499,260
Total current liabilities	1,114,092	1,085,681
Long-term debt	1,492,377	747,110
Other long-term liabilities	543,605	545,494
Stockholders' equity	2,598,891	2,315,049
Total Liabilities and Stockholders' Equity	$5,748,965	$4,693,334

* Fiscal 2020 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Nine Months Ended
	January 2, 2021	September 26, 2020	December 28, 2019	January 2, 2021	December 28, 2019
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$30,818	$30,249	$26,331	$92,816	$68,882
Amortization - others	17,133	15,316	15,276	47,508	37,326
Stock-based compensation	66,331	58,439	50,157	175,153	142,732
Net cash provided by operating activities	360,137	247,583	323,575	853,191	845,485
Purchases of property, plant and equipment and software	6,009	15,331	34,138	36,801	96,980
Payment of dividends to stockholders	93,155	93,105	92,931	278,674	280,376
Repurchases of common stock	—	—	260,939	53,682	738,184
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	4,560	30,072	3,565	37,871	55,541

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$3,465	$2,963	$2,961	$9,149	$8,386
Research and development	40,228	36,110	31,543	106,707	86,119
Selling, general and administrative	22,638	19,366	15,653	59,297	48,227

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Nine Months Ended
	January 2, 2021	September 26, 2020	December 28, 2019	January 2, 2021	December 28, 2019
GAAP gross margin	$547,000	$541,719	$483,478	$1,582,591	$1,586,601
Inventory valuation adjustment	—	—	2,114	—	3,856
Amortization of acquisition-related intangibles	6,875	6,696	6,697	20,268	15,699
M&A related expenses	114	—	—	114	—
Non-GAAP gross margin	$553,989	$548,415	$492,289	$1,602,973	$1,606,156

GAAP operating income	$172,425	$205,417	$159,406	$553,357	$613,859
Inventory valuation adjustment	—	—	2,114	—	3,856
Amortization of acquisition-related intangibles	9,731	9,558	9,616	28,849	21,187
M&A related expenses	19,150	1,506	3,042	22,219	12,393
Non-GAAP operating income	$201,306	$216,481	$174,178	$604,425	$651,295

GAAP net income	$170,972	$193,816	$162,012	$458,625	$630,463
Inventory valuation adjustment	—	—	2,114	—	3,856
Amortization of acquisition-related intangibles	9,731	9,558	9,616	28,849	21,187
M&A related expenses	19,150	1,506	3,042	22,219	12,393
Income tax effect of tax-related items	(528)	—	(3,697)	56,273	(1,838)
Income tax effect of non-GAAP adjustments	(5,100)	(1,470)	(2,316)	(8,160)	(6,133)
Non-GAAP net income	$194,225	$203,410	$170,771	$557,806	$659,928

GAAP diluted EPS	$0.69	$0.79	$0.64	$1.86	$2.47
Inventory valuation adjustment	—	—	0.01	—	0.01
Amortization of acquisition-related intangibles	0.04	0.03	0.04	0.12	0.08
M&A related expenses	0.07	0.01	0.01	0.08	0.05
Income tax effect of tax-related items	—	—	(0.01)	0.23	(0.01)
Income tax effect of non-GAAP adjustments	(0.02)	(0.01)	(0.01)	(0.03)	(0.02)
Non-GAAP diluted EPS	$0.78	$0.82	$0.68	$2.26	$2.58

GAAP cash flow from operations	$360,137	$247,583	$323,575	$853,191	$845,485
Capital expenditures (including software)	(6,009)	(15,331)	(34,138)	(36,801)	(96,980)
Free cash flow	$354,128	$232,252	$289,437	$816,390	$748,505